Exhibit 99.2

July 31, 2013

The Board of Directors

Globalwise Investments, Inc.

2190 Dividend Drive

Columbus, OH 43228

Dear Members of the Board of Directors,

Letter of Resignation

I hereby inform Globalwise Investments, Inc. (the “Globalwise”), that I am resigning from the Board of Directors of Globalwise and its sole subsidiary, Intellinetics, Inc. (both Globalwise and Intellinetics, Inc., hereinafter collectively referred to as the “Company”), and from my position as President and Chief Executive Officer of the Company effective July 31, 2013 to pursue other interests.

 I wish the Company well.

Sincerely,

/s/ William J. Santiago
William J. “BJ” Santiago